UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Diligent Board Member Services, Inc.

(Name of Registrant as Specified In Its Charter)

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39 West 37th Street, 8th Floor

New York, NY 10018

March 15, 2012

To the Stockholders of Diligent Board Member Services, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Diligent Board Member Services, Inc. ("Diligent" or the "Company") to be held on April 17, 2012, at 11:00 a.m., New Zealand local time, at the Pullman Hotel, Corner of Princes and Waterloo Quadrant, Auckland, New Zealand. At this important meeting you will be asked to vote on the following proposals:

1.             To elect four individuals to the Company's Board of Directors (the "Board"). Three existing Directors (Messrs. Bettle, Russell and Sodi) are retiring and have been nominated by the Board for re-election, and one individual (Mr. Carrabino) has been nominated by one of our stockholders;

2.             To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012;

3.             To amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to classify the Company's Board into three classes with staggered terms;

4.             To further amend the Company's Certificate to provide for a permitted size range for the Company's Board of not fewer than four (4) nor greater than seven (7) directors, to authorize the Board or the stockholders at an annual meeting to fix from time to time the number of directors within the range and to authorize the Board to fill vacancies;

5.             To approve an amendment to the Company's 2010 Stock Option and Incentive Plan (the "2010 Plan") to increase the number of shares of the Company's stock that are available for issuance pursuant to awards granted under the 2010 Plan; and

6.             To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Item 1 will be proposed as ordinary resolutions to be passed by a plurality of the common stock (ordinary share) votes cast in person or by proxy on the election of Directors to four available directorships at the meeting (at the meeting, the Director nominees receiving the highest number of votes will be elected to the available directorships). Each of Items 2 and 5 above will be proposed as an ordinary resolution required to be passed by a majority of the votes of the shares of common stock and Series A Preferred Stock voting together that are present in person or by proxy. Each of Items 3 and 4 above, relating to amendment of the Company's Certificate, are required to be passed by a majority of all outstanding shares of common stock and Series A Preferred Stock voting together, and also by 81% of the shares of Series A Preferred Stock voting separately as a class (which approval has been obtained). Further information is contained in the attached proxy statement.

Attached you will find a Notice of Annual Meeting of Stockholders, the Company’s proxy statement and a proxy form for the Annual Meeting.

Your Vote Is Important. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy form.

We thank you for your prompt attention to this matter and appreciate your continuing support.

Sincerely yours,

Alessandro Sodi
President & Chief Executive Officer

DILIGENT BOARD MEMBER SERVICES, INC.

Notice of Annual Meeting of Stockholders
to be held April 17, 2012

TO THE STOCKHOLDERS OF DILIGENT BOARD MEMBER SERVICES, INC.:

Diligent Board Member Services, Inc., a Delaware corporation, will hold its Annual Meeting of Stockholders on April 17, 2012, at 11:00 a.m., New Zealand local time, at the Pullman Hotel, Corner of Princes and Waterloo Quadrant, Auckland, New Zealand, for the following purposes:

1.             To elect four individuals to the Company's Board of Directors (the "Board"). Three existing Directors (Messrs. Bettle, Russell and Sodi) are retiring and have been nominated by the Board for re-election, and one individual (Mr. Carrabino) has been nominated by one of our stockholders;

2.             To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012;

3.             To amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to classify the Company's Board into three classes with staggered terms;

4.             To further amend the Certificate to provide for a permitted size range for the Company's Board of not fewer than four (4) nor greater than seven (7) directors, to authorize the Board or the stockholders at an annual meeting to fix from time to time the number of directors within the range and to authorize the Board to fill vacancies;

5.             To approve an amendment to the Company's 2010 Stock Option and Incentive Plan (the "2010 Plan") to increase the number of shares of the Company's stock that is available for issuance pursuant to awards granted under the 2010 Plan; and

6.             To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Item 1 will be proposed as ordinary resolutions to be passed by a plurality of the common stock (ordinary share) votes cast in person or by proxy on the election of Directors to the four available directorships at the meeting (at the meeting, the Director nominees receiving the highest number of votes will be elected to the available directorships). Each of Items 2 and 5 above will be proposed as an ordinary resolution required to be passed by a majority of the votes of the shares of common stock and Series A Preferred Stock voting together that are present in person or by proxy. Each of Items 3 and 4 above, relating to amendment of the Company's Certificate, are required to be passed by a majority of all outstanding shares of common stock and Series A Preferred Stock voting together, and also by 81% of the shares of Series A Preferred Stock voting separately as a class (which approval has been obtained). Further information is contained in the attached proxy statement.

We have fixed the close of business on March 6, 2012, New Zealand time, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof. If your shares are held in the name of a broker, trust or other nominee, you will need a proxy or letter from the broker, trustee or nominee in order to vote your shares personally at the meeting.

We refer in this Notice of Annual Meeting and proxy statement to the owners of the Company's common and Series A Preferred Stock as "stockholders," which is the terminology used in the General Corporation Law of the State of Delaware (the Company's state of incorporation). The term "stockholder" is the same as the term "shareholder," as that term is commonly used in New Zealand.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 17, 2012, New Zealand time: The proxy statement is available at http://www.boardbooks.com/diligentbooks/downloads/2012 Annual Meeting Proxy.pdf.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR NZSX HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Your vote is important. Please sign, date and return the enclosed proxy form in the enclosed envelope, whether or not you plan to attend the Annual Meeting. You can also appoint your proxy online by going to the website of our share registrar, Link Market Services (investorcentre.linkmarketservices.co.nz/voting/DIL.aspx) and following the instructions.

Sending in your proxy form, or appointing your proxy online, will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting, if you wish to do so.

By Order of the Board of Directors,

Robert Norton
General Counsel and Secretary

New York, New York

March 15, 2012

DILIGENT BOARD MEMBER SERVICES, INC.

PROXY STATEMENT

TABLE OF CONTENTS

INTRODUCTION	1

SOLICITATION	1

WHO CAN VOTE AT THE ANNUAL MEETING	2

ATTENDING THE ANNUAL MEETING	2

VOTING BY PROXY	2

VOTE REQUIRED	3

proposal one – Election of Directors	3

Directors and Corporate Governance	5

Executive Compensation	14

DIRECTOR Compensation	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS and management and related sTOCKholder matters	17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS and director independence	19

ProPOSAL two – Ratification of Selection of Independent Public Accountants.	22

ProPOSAL three – aMENDMENT OF cERTIFICATE OF iNCORPORATION TO CLASSIFY BOARD.	24

ProPOSAL FOUR – aMENDMENT OF cERTIFICATE OF iNCORPORATION TO MODIFY PERMITTED RANGE OF SIZE OF bOARD.	26

ProPOSAL FIVE – aMENDMENT OF 2010 Stock option and incentive plan to increase shares available for issuance thereunder.	27

Other Business AT the Meeting	29

Annual Report	29

Communications from sTOCKholders	30

sTOCKholder Proposals for 2013 Annual meeting	30

FORWARD LOOKING STATEMENTS	31

-i-

PROXY STATEMENT
DILIGENT BOARD MEMBER SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 17, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 17, 2012: This proxy statement is available at http://www.boardbooks.com/diligentbooks/downloads/2012 Annual Meeting Proxy.pdf.

INTRODUCTION

SOLICITATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diligent Board Member Services, Inc. ("Diligent" or the "Company") to be used at an Annual Meeting of Stockholders of the Company to be held on April 17, 2012, at 11:00 a.m., New Zealand local time, at the Pullman Hotel, Corner of Princes and Waterloo Quadrant, Auckland, New Zealand (the "Annual Meeting"). To obtain directions to the location of the Annual Meeting to attend and vote in person, please contact Robert Norton, Secretary of the Company, at +1 (973) 939-9460. The approximate date on which this proxy statement and the accompanying proxy form are being sent to stockholders is on or about March 15, 2012. The Company's principal executive offices are located at 39 West 37th St., 8th Floor, New York, New York 10018. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy.

At the Annual Meeting, the following matters will be considered and voted upon by the stockholders:

1.             The election of four directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal, but if the proposal to amend the Company's Certificate of Incorporation to classify the Board is approved, such Directors will be placed in Class I, Class II, or Class III to serve for the terms described in this proxy statement in Proposal Three;

2.             To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012;

3.             To amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate ") to provide for a classified Board;

4.             To further amend the Certificate to provide for a permitted size range for the Company's Board of not fewer than four (4) nor greater than seven (7) directors, to authorize the Board or the stockholders at an annual meeting to fix from time to time the number of directors within the range and to authorize the Board to fill vacancies;

5.             To approve an amendment to the Company's 2010 Stock Option and Incentive Plan (the "2010 Plan") to increase the number of shares available for issuance thereunder; and

6.             To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

WHO CAN VOTE AT THE ANNUAL MEETING

You are entitled to vote your shares at the Annual Meeting only if our records show that you held your shares as of the close of business on the record date, which is March 6, 2012, New Zealand time. On the record date, there were 81,817,524 shares of Company common stock ("common stock") outstanding and 32,667,123 shares of Series A Preferred Stock outstanding.

ATTENDING THE ANNUAL MEETING

If you are a stockholder of record, you may attend the Annual Meeting and vote in person, or you may vote by proxy at the Annual Meeting. If you are a beneficial owner of common stock and your shares are held in the name of a broker, bank or other nominee, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your common stock held in street name in person at the Annual Meeting, you will have to get a written proxy authorizing you to vote from the broker, bank or other nominee who holds your shares.

VOTING BY PROXY

If the accompanying proxy form is signed and returned, your shares represented by the proxy will be voted in accordance with the specifications thereon. If the manner of voting your shares is not indicated on the proxy form, they will be voted in favor of the proposals (including in respect of Proposal 1, for the three existing Directors who have been nominated by the Board for re-election and for Mr. Carrabino, who has been nominated by one of our stockholders), and in the discretion of the person named in the proxy form on any other matter that is properly presented and voted on at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy, you must either give our Corporate Secretary (or the Company's share registry, Link Market Services) written notice of revocation bearing a later date than the proxy, submit a later-dated proxy form to our Corporate Secretary (or the Company's share registry, Link Market Services), or attend the Annual Meeting and vote your shares in person. Your attendance at the Annual Meeting will not automatically revoke your proxy; you must submit a ballot at the Annual Meeting to do so.

If you hold your shares in street name, i.e., your shares are held in your broker's name, please contact your broker for additional information regarding the voting of your shares. Your broker may allow you to deliver your voting instructions via the telephone or the internet. Please see the voting instructions form provided you by your broker. If your shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote your shares in person.

VOTE REQUIRED

Stockholders are entitled to one vote per share on all matters presented to the Annual Meeting. The presence in person or by proxy of the holders of a majority of the aggregate outstanding shares of common stock and the Series A Preferred Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a stockholder fails to provide voting instructions to the stockholder's broker for shares held in street name. Under these circumstances, the broker may be authorized to vote the shares on routine items (i.e., Proposal Two – Appointment of Auditors), but is prohibited from voting on other items. The items for which a stockholder's broker cannot vote without the stockholder's instructions result in a broker non-vote.

The Company does not have cumulative voting, and thus each stockholder will only be entitled to one vote per share of common stock in the election of each of the four Directors under Proposal One. Each nominee must be elected by a plurality of the votes of the common shares that are voted in person or by proxy on the election of each Director at the Annual Meeting. Our Series A Preferred Stock will not be entitled to vote in the election of directors under Proposal One.

Proposal Two, relating to the ratification of the appointment of the Company’s independent auditors, and Proposal Five, relating to amendment of the Company's 2010 Plan, will require the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote in order to be approved. Proposals Three and Four, relating to amendment of the Company's Certificate, are required to be passed by a majority of all outstanding shares of common and Series A Preferred Stock and also by 81% of the shares of Series A Preferred Stock voting separately as a class (which approval has been obtained). Our Series A Preferred Stock is entitled to vote together with our common stock on all Proposals except Proposal One.

PROPOSAL ONE

ELECTION OF DIRECTORS

One of the purposes of this Annual Meeting is to elect four Directors to serve for one-year terms expiring at the annual meeting of stockholders in 2013 (or if Proposal Three is approved, to serve as Class I, Class II or Class III Directors for the terms described below) and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Based on the recommendation of all of the Directors on the Remuneration and Nominations Committee, the Board of Directors has designated current and retiring Directors Alessandro Sodi, Rick Bettle, and Mark Russell as nominees for re-election at the Annual Meeting by the Company's common stockholders.

Alessandro Sodi is the Company's CEO and President, while Rick Bettle and Mark Russell are each independent directors and New Zealand residents that currently satisfy the Company's listing requirements under the New Zealand Stock Exchange ("NZSX") rules (the “NZSX Rules”) to have at least two independent directors and two New Zealand residents serving on the Company's Board. All three have been integral as directors to the success of the Company since its inception, and this is one of the reasons the Remuneration and Nominations Committee and the Board of Directors recommend their re-election.

Alessandro Sodi, a stockholder, has nominated Mr. Joseph Carrabino Jr. for election as a Director. Mr. Carrabino is a partner in AEA Investors and leads the firm’s private debt investment activities which are focused primarily on making investments in debt and equity co-investments in middle market companies, which currently total $1.7 billion of capital under management. During his career, Mr. Carrabino has been an investment banker with Credit Suisse First Boston and a Partner at private equity firm J.H. Whitney & Co., and has been involved with complex corporate matters and has served on a number of public and private corporate boards. Mr. Carrabino’s biographical information is included in Exhibit A. The Remuneration and Nominations Committee and the Board have each evaluated Mr. Carrabino’s nomination and each has voted their unanimous support of Mr. Carrabino’s nomination and each recommends that the stockholders elect him to the Board. If elected, Mr. Carrabino and the three current Director nominees referred to above will fill the four directorships being voted upon at this meeting. These four nominees are sometimes collectively referred to herein as “Company Nominees”.

As set forth below (see Proposal Three – Establishment of a Classified Board), the Board of Directors (the “Board”) is proposing to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate ") to divide the Board into three separate classes, as nearly equal in number as possible, with the directors in each class serving staggered three-year terms. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of the amended Certificate creating such Director Classes (the "Amended Certificate"); the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of the Amended Certificate creating such Director Classes; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of the Amended Certificate creating such Director Classes. Each Director in each Class shall hold office until his or her successor is duly elected and qualified. Each Director retiring at the end of his or her three- year term will be eligible for re-election.

If Proposal Three is approved and the four Company Nominees are elected at this meeting, the Board of Directors intends to place (i) Rick Bettle in Class I to serve until the annual meeting of stockholders scheduled for 2013; (ii) Mark Russell and Joseph Carrabino, Jr. in Class II to serve until the annual meeting of stockholders scheduled for 2014; (iii) Alessandro Sodi in Class III to serve until the annual meeting of stockholders scheduled for 2015.

If Proposal Three is not approved, the four Directors elected at this Annual Meeting will serve one-year terms until the next Annual Meeting of Stockholders in 2013.

The Company’s Amended and Restated Bylaws (the "Bylaws") provide that our Board of Directors will consist of between four and eleven members. Our Board of Directors currently consists of four members, three of whom are elected by our common stockholders at the Annual Meeting and one of whom, David Liptak, has been elected by the holders of our Series A Preferred Stock. We are currently proposing that the size of the Board be increased to five members, and recommend the election of Joseph Carrabino, Jr. as the fourth director elected by our common stockholders. Our Series A Preferred Stock is not entitled to vote in the election of the four directors to be elected by our common stockholders.

The Board of Directors recommends that you vote for the re-election of Alessandro Sodi, Rick Bettle, and Mark Russell, and for the election of Joseph Carrabino, Jr., as Directors (resolutions 1 through 4 on the proxy form).

DIRECTORS AND CORPORATE GOVERNANCE

The Directors, executive officers and certain significant employees of Diligent are set forth below. None of such persons has been involved in any legal proceeding enumerated in Securities and Exchange Commission Regulation S−K, Item 401, within the time periods described in that regulation, except as described in the following paragraph with respect to one of our independent directors.

Rick Bettle serves as one of our independent Directors. As previously disclosed, the New Zealand Securities Commission (the functions of which are now undertaken by the Financial Markets Authority) laid criminal and civil charges against all of the directors of Dominion Finance and North South Finance (four Executive and two independent directors, one of whom is Mr. Bettle). The Financial Markets Authority (the "FMA") alleges that material in various documents including a Prospectus, investment statement and other advertising material included untrue and misleading statements and so breached sections 58(1) and (3) of the New Zealand Securities Act. The allegations concern disclosure of related party loans, and disclosure surrounding the quality, concentration and profile of the loan book. The relevant period is September 2007 through to June 2008 when suspension of payments was announced. Rick Bettle, who was the Independent Chairman of Dominion Finance and North South Finance (a 100% owned subsidiary of Dominion), has denied the allegations made. The Serious Fraud Office of New Zealand subsequently conducted a six month investigation, ending in November 2011, into both companies and the related party lending, resulting in charges being laid against two executive directors and two executives of the companies. Mr. Bettle and the other independent director were cleared and will appear as witnesses for the Serious Fraud Office. The Serious Fraud Office case takes precedence over the FMA case under New Zealand law and should proceed in middle to late 2012, with the FMA case to follow at a later date.

Executive Officers, Directors and Certain Significant Employees

The following table contains information with respect to our Directors, executive officers and significant employees. None of these persons have an arrangement or understanding with another person pursuant to which he or she was elected as a director, executive officer or other significant employee, respectively, except for Mr. Liptak as described in his biography below. No family relationships exist among these persons. During the past 10 years, none of the persons identified in the table below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). All have been in their respective capacity as described in their biographies below.

Name	Age	Position

Alessandro Sodi	52	Chief Executive Officer, President and Director
Steven Ruse	47	Chief Financial Officer
Kevin Lawler	62	Director of Finance, New Zealand
Marc Daniels	54	EVP, Licensing
Don Meisner	57	Treasurer
Robert Norton	69	EVP/General Counsel/Secretary
Alastair Percival	45	EVP/Director of Operations
Jeffry Powell	49	EVP, Sales
Michael Flickman	51	Sr. VP/Chief Technology Officer
Jeffrey Hilk	47	Sr. VP/Director of Client Services
Eslinda Hamzah	45	Managing Director, Asia Pacific region
Rick Bettle	65	Director
Mark Russell	55	Director
David Liptak	53	Chairman and Director

Executive Officers

Alessandro Sodi serves as a director and as our Chief Executive Officer and President. Before our founding, since 1998, Mr. Sodi served as an officer of our predecessor entity, Diligent Board Member Services, LLC (“DBMS LLC”), which was previously known as Manhattan Creative Partners, LLC (“MCP”). Until 2003, when MCP moved its focus to corporate governance service delivery, it was a consulting firm specializing in software development and the Internet. From 2001 to 2003 Mr. Sodi managed the development of software that would become the Diligent Boardbooks system. Mr. Sodi brings to our Board of Directors detailed knowledge of the Company and strategic vision of a chief executive officer.

Steven Ruse serves as Executive Vice President and Chief Financial Officer (“CFO”).  Prior to his employment with the Company and since 2006, Mr. Ruse served as CFO for ING Private Wealth Management, LLC.  From 2005 to 2006, Mr. Ruse served as CFO of ING Financial Markets, LLC.  Prior to that, and since 1998, Mr. Ruse served as Controller for UBS Financial Services, Inc.

Kevin Lawler is our Director of Finance, New Zealand. Prior to joining us in 2004, he served as Senior Vice President - Finance of General Cable NZ, a subsidiary of the US based company. Mr. Lawler has over 25 years of experience operating as a Senior Finance Executive. He has extensive experience with international reporting and managing global cash. Mr. Lawler resides in Christchurch, New Zealand.

Marc Daniels serves as our Executive Vice President, Licensing. Prior to joining our predecessor entity, DBMS LLC in 2003, Mr. Daniels served as the COO of Flextronics Test. Between 1997 and 2001, Mr. Daniels helped develop UGO.com, which is a website serving individuals engaged in internet gaming. In addition to managing large companies, Mr. Daniels has established and run new businesses, including the founding in 1979 of CDA Computer Sales, a computer mail-order company.

Don Meisner is our Treasurer. Mr. Meisner has a broad range of business experience including accounting, forecasting, budgeting, business analysis and systems implementation, with a particular emphasis on corporate compliance and financial reporting. Prior to joining us in 2007, Mr. Meisner served as the Controller of the Lebermuth Company, Inc. from February 2002 through 2007, where he was responsible for all aspects of accounting, as well as legal and insurance issues.

Robert Norton serves as our General Counsel and Corporate Secretary, in which capacity he has served since 2008. Mr. Norton has been a practicing attorney for over 35 years, commencing his career at the law firm of Shearman & Sterling LLP in New York City. Mr. Norton served as General Counsel of MasterCard International for over 15 years, where he was the head of the law department and was responsible for all legal matters addressed by the corporation. For the five years before he joined us in 2008, Mr. Norton was engaged as a sole practitioner in private practice and at times as a contract attorney.

Alastair Percival serves as an Executive Vice President and Director of Operations. Mr. Percival joined Manhattan Creative Partners, which was the predecessor to DBMS NZ, in 2003. He has been involved in technology for over 20 years, and started a technology and consulting company in 1997 (Telenet Services) that delivered a range of e-commerce and online applications through online subscriptions.    Prior to starting Telenet, he was a project manager for ICL Fujitsu Retail division, which provides stock management systems to supermarket chains in the United Kingdom.

Jeffry Powell serves as Executive Vice President, Sales. Prior to joining the Company in 2007, Mr. Powell was Vice President of Sales of a software localization company (2005-2007). Prior to that, Mr. Powell worked for 12 years as a founder, board member and officer of a commercial translation agency. Mr. Powell has more than 15 years of sales experience and specializes in helping small businesses develop sales strategies, build sales departments, and expand sales revenue and growth.

Michael Flickman serves as Executive Vice President and Chief Technology Officer. Prior to joining the Company, Mr. Flickman served as Chief Technology Officer at Survey Sampling International. Mr. Flickman has been working in the technology field for nearly 30 years, specializing in commercial software development, infrastructure architecture and management, enterprise software, product management, development process improvement and project management.

Jeffrey Hilk serves as Senior Vice President and Director of Client Services, and has global responsibility for Account Management and worldwide Client Support.  Prior to joining the Company in March, 2011, Mr. Hilk held senior-level sales positions from 2007-2011 with IT Consulting firms, Presidio Networked Solutions and ShoreGroup.   Mr. Hilk has more than twenty-five years of experience in the technology industry, having led teams in account management, sales, product management and engineering, during his career at large multi-national companies such as NCR, AT&T, McDonnell-Douglas Aerospace Corp., and Boundless Corporation.

Eslinda Hamzah serves as Managing Director of Diligent APAC Board Services PTE. Ltd., our Singapore subsidiary focused on marketing to the Asia Pacific region. Prior to joining the Company in on January 6, 2011, Ms. Hamzah was with Turner International for CNN in Hong Kong since 1999, most recently serving as Senior Vice President of CNN Broadcast and Commercial Sales, Marketing and Affiliate Relations. Ms. Hamzah is an experienced executive with an established network of contacts in the Asia Pacific region.

Directors

Alessandro Sodi serves as a member of our Board of Directors and is a nominee for re-election at this meeting. Mr. Sodi also serves as our Chief Executive Officer and President. Please see his biographical information above under "Executive Officers".

Rick Bettle serves as a member of our Board of Directors and is a nominee for re-election at this meeting.  Mr. Bettle is a professional director and an Accredited Fellow and a past President of the New Zealand Institute of Directors. He is also a Graduate Fellow of the Australian Institute of Company Directors. Mr. Bettle was Managing Director of Wrightson from 1987 to 1991 and Chief Executive Officer of Alliance Group from 1991 to 1995. From 1995 to 1998 he was head of the law firm Kensington Swan. Mr. Bettle is currently Chairman of Powerco, Business Mentors NZ, Ovita and ATTTO Ltd, and a director of Revera Ltd and RVGNZ Ltd. Mr. Bettle’s service on a number of boards of directors, including those listed above, provides significant and valuable perspective into corporate management and board dynamics. In addition, Mr. Bettle, as one of our independent directors, has the financial statement acumen and experience to serve as our Audit Committee financial expert.

Mark Russell serves as a member of our Board of Directors and is a nominee for re-election at this meeting.  Mr. Russell is a senior commercial partner of the New Zealand law firm Buddle Findlay, acting for a wide range of public and private companies and has extensive experience in corporate finance and structuring, and banking and insolvency. He acts for a number of companies listed on the NZSX and NZX Alternative Market, with particular emphasis on Listing Rules, compliance advice, initial listing and IPOs. He gives banking and securities advice to New Zealand and overseas banks and overseas law firms, and he also provides advice to trustee companies and issuers on public securities issues and managed funds. He is ranked as a leading individual in banking and finance in Asia Pacific Legal 500 2010. Mr. Russell’s familiarity with NZSX rules and listing requirements, as well as overall business experience, is a great asset to the Board of Directors, including his service as Chairman of the Audit Committee.

David Liptak was elected Chairman of our Board of Directors in March 2010. Mr. Liptak was elected as a Director by the holders of our Series A Preferred Stock. Mr. Liptak has served on the Board since April 2009, is the founder and Managing Partner of Spring Street Partners, L.P., which he formed in 1995. Mr. Liptak was the founder and President of West Broadway Partners, Inc., an investment partnership that ultimately managed more that $700 million in investor capital in the West Broadway Partners group of funds. In March 2005, Mr. Liptak left the firm and began managing Spring Street Partners on a full-time basis. Spring Street Partners is the holder of approximately 22 million shares of the Company's Series A Preferred Stock (representing a majority of the outstanding Series A Preferred Stock), and also holds approximately 5.5 million shares of the Company's common stock. Mr. Liptak's experience as an investor in many companies, including Diligent, and his extensive financial experience, is a valuable resource for the Company.

For purposes of the NZSX Listing Rules, the Board has determined that Rick Bettle and Mark Russell are independent directors. The Board has determined that, if elected, Joseph Carrabino, Jr. will also qualify as an independent director.

Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board consisted of five members until April, 2011, when a vacancy was created by the resignation of one of our Directors. Since April, 2011, the Board has been comprised of four members, two of whom are independent. The Board is currently recommending the election of Joseph Carrabino, Jr. to the Board, and if he is elected at the Annual Meeting, our Board will be comprised of five directors, three of whom are independent. Presently, we have chosen to separate the functions of Chief Executive Officer and Chairman. While we maintain a relatively small Board, we feel it is not only appropriate, but important to maintain a separation between the involvement and decision making related to the management of the business by the CEO and the overall governance and strategic oversight that is the responsibility of our Board, led by the Chairman. Our Bylaws (and in some cases, the NZSX listing rules) provide that:

•	We must have a minimum of four directors and a maximum of eleven directors, with at least two directors ordinarily resident in New Zealand and at least two independent directors;

•	Certain time limits apply for nominating directors;

•	Any person appointed as a director to fill a casual vacancy must retire from office at the next annual meeting (or, if the Board is classified, at the annual meeting electing directors to the class of which such Director is a member), but will be eligible for re-election;

•	All directors are currently subject to re-election annually, which will change if the Board is classified in accordance with Proposal Three;

•	A director who has a personal interest in any matter may not vote on a board resolution in respect of that matter;

•	The Board’s power to authorize payment of remuneration by us to a director in his or her capacity as a director is subject to prior approval by ordinary resolution of our stockholders; and

•	We must maintain an Audit Committee.

The Board meets regularly to direct management and will include sessions to consider the strategic direction and to review progress on our published projections and business plans. The specific responsibilities of the Board include:

•	Working with management to set our strategic direction;

•	Monitoring and working with management to direct our business and financial performance;

•	Selection of a CEO and, where applicable, other executive officers;

•	Establishing and ensuring implementation of succession plans for senior management; and

•	Ensuring that effective disclosure policies and procedures are adopted.

The Board complies with the Company’s Code of Conduct.

Board Committees

The Board has two formally constituted committees of Directors. These committees review and analyze policies and strategies, usually developed by management, which are within their terms of reference. The committees examine proposals and, where appropriate, make recommendations to the Board. Committees do not take action or make decisions on behalf of the Board unless specifically authorized to do so by the Board.

Audit and Compliance Committee . The Audit and Compliance Committee is responsible for monitoring compliance and overseeing our risk management (including treasury and financing policies), treasury, insurance, accounting and audit activities, and reviewing the adequacy and effectiveness of internal controls, meeting with and reviewing the performance of independent accountants, reviewing the consolidated financial statements, and making recommendations to the Board on financial and accounting policies. The Audit and Compliance Committee monitors the compliance and risk management of the Company and is comprised of all independent, non-management Directors and, therefore, is able to review activities, and meet and discuss their oversight responsibilities outside of management’s presence. The members of the Audit and Compliance Committee are Mark Russell (Chairman) and Rick Bettle. The Board has determined that Rick Bettle qualifies as an “audit committee financial expert” and “independent” as defined under the applicable Securities and Exchange Commission rules. The Audit and Compliance Committee is governed by a charter.

Remuneration and Nominations Committee. The Remuneration and Nominations Committee is responsible for overseeing management succession planning, establishing employee incentive schemes, reviewing and approving (subject to Board ratification) the compensation arrangements for the executive Directors and senior management, and recommending to the Board the remuneration of Directors. It is also responsible for recommending candidates for election to the Board. The Remuneration and Nominations Committee will consider Director nominees recommended by stockholders, if properly submitted. The members of the Remuneration and Nominations Committee are Rick Bettle (Chairman) and Mark Russell, both of whom are “independent” under the applicable New Zealand Exchange rules, and David Liptak, who is not, but is a non-executive Director. The Remuneration and Nominations Committee is governed by a charter.

Board and Committee Meetings.

The Board held eight meetings during the fiscal year ended December 31, 2011 (“Fiscal 2011”). During Fiscal 2011, the Audit and Compliance Committee held five meetings and the Remuneration and Nominations Committee held two meetings. Each Director attended at least 75% of the meetings of the Board and the meetings of the committees of which such Director was a member during Fiscal 2011. The Company’s policy is to ask Directors to attend, in person or by video conference, the Annual Meeting of Stockholders, and all of our current Directors did attend the 2011 Annual Meeting of Stockholders.

Director Nomination Process; Stockholder Nominations.

Each year, the Remuneration and Nominations Committee meets to consider appropriate nominees for election by the stockholders as Directors of the Company in accordance with the committee’s charter. The committee reviews the candidacy of currently sitting directors for consideration for re-election at the upcoming Annual Meeting of stockholders. In addition, the committee considers any potential new additions to the Board based upon the committee and the Board’s perceived need for a particular expertise and experience on the Board. Furthermore, the committee will consider any candidate who is nominated by one or more stockholders of the Company. With respect to candidates nominated by stockholders, any such nominee's candidacy must be submitted to the committee by delivery to the Corporate Secretary at least 45 days prior to the date of the annual meeting. As stated in the committee’s charter, the committee must be given sufficient background information about the proposed nominee to enable the committee to evaluate the nominee as a possible Director. Among the qualifications that will be evaluated by the committee are the experience of the nominee with corporations and their workings by having held a senior management position in a corporation or by having extensively advised corporations as either an accountant or lawyer. In addition, the committee will consider the reputation of the individual in his or her local community. Finally, the committee will consider whether the proposed nominee has a skill set or expertise that is needed on the board. The committee strives to identify and propose nominees who will, working together with other directors, provide the Company the most favorable opportunity for success in managing the Company’s affairs.

The Remuneration and Nominations Committee recognizes the importance of selecting Directors from various backgrounds and professions in order to ensure that the Board as a group has a wealth of experiences to inform its decisions. Consistent with this philosophy, after focusing on the skills and experience necessary to meet the core needs of the Company, as well as the basic qualifications set forth above, the Remuneration and Nominations Committee also takes into account the NZSX requirements regarding the number of independent directors and New Zealand residents required for our Board. The committee assesses the composition of the Board at least once a year and more frequently as needed, particularly when considering potential new candidates.

Stockholders who wish to recommend candidates for consideration by the Board in connection with next year’s annual meeting should submit the candidate’s name and related information in writing to the Remuneration and Nominations Committee, in care of the Corporate Secretary, at 39 West 37th Street, New York, New York 10018, on or before February 20, 2013. In addition to the name of the candidate, a stockholder should submit:

•	his or her own name and address as they appear on the Company’s records;

•	if not the record owner, a written statement from the record owner of the shares that verifies the recommending stockholder’s beneficial ownership and period of ownership and that provides the record owner’s name and address as they appear on the Company’s records;

•	a statement disclosing whether such recommending stockholder is acting with or on behalf of any other person, entity or group and, if so, the identity of such person, entity or group;

•	the written consent of the person being recommended to being named in the proxy statement as a nominee, if nominated, and to serving as a director, if elected; and

•	pertinent information concerning the candidate’s background and experience, including information regarding such person required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Audit and Compliance Committee Report.

The Audit and Compliance Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 (the "2011 Audited Financial Statements") with management and Holtz Rubenstein Reminick, our independent auditors. The Audit and Compliance Committee has also discussed and reviewed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “The Auditors Communications with those Charged with Governance,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which relates to the auditor’s judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

In addition, the Audit and Compliance Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526 “Communication with Audit Committees Concerning Independence” as adopted by the Public Company Accounting Oversight Board, which relates to the auditor’s independence from the Company and its subsidiaries. The Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditor's independence and has discussed with Holtz Rubenstein Reminick LLP the independence of the firm.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors of the Company that the 2011 Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC. Also, the committee recommended that Holtz Rubenstein Reminick LLP be appointed the Company’s auditors for fiscal year 2012.

This report is made over the name of each continuing member of the Audit and Compliance Committee at the time of such recommendation, namely: Mark Russell (Chairman) and Rick Bettle.

Remuneration and Nominations Committee Interlocks and Insider participation.

No member of the Remuneration and Nominations Committee is now or was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure.

Remuneration and Nominations Committee Report.

The Remuneration and Nominations Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this proxy statement and, based on such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Code of Conduct

We have a written Code of Conduct that applies to all employees, including our Chief Executive Officer, Chief Financial Officer and Treasurer. The full text of our Code of Conduct is published on our website at www.boardbooks.com under the “Investor Center-Corporate Governance” caption. We will disclose any future amendments to, or waivers from, certain provisions of the Code of Conduct applicable to our Chief Executive Officer, Chief Financial Officer and Treasurer on our website within four business days following the date of any such amendment or waiver.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In addition to base compensation, the Company can issue stock options or restricted stock to employees, Directors and consultants under its 2007 Stock Option and Incentive Plan and 2010 Stock Option and Incentive Plan (collectively, the "Plans"). It is the Company’s compensation philosophy to establish compensation at levels which will attract, motivate and retain executive officers and link executive pay with performance. The Company believes in rewarding its officers and employees for a job well done by paying fair compensation for the services provided. The Company has previously made restricted stock and stock option awards to employees. There are currently no outstanding restricted stock awards. The Company awarded stock options covering the aggregate amount of 3,750,000 shares during 2011. The Company anticipates issuing additional stock options under the Plans in the future to incentivize excellent performance and achievement of the Corporation’s long term goals by its employees. To achieve the Company’s long term goals, employees will have to work together as a team and future stock awards will substantially reflect the extent to which each employee has achieved this objective.

The table below summarizes information concerning compensation for the twelve months ended December 31, 2011 and the twelve months ended December 31, 2010, of those persons who were at December 31, 2011: (i) our Chief Executive Officer and (ii) our two other most highly compensated executive officers during our 2011 fiscal year. We refer to these officers as our “named executive officers.” All amounts are in US dollars.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Nonequity incentive plan compensation	All other compensation ($)(2)	Total ($)
Alessandro Sodi	2011	437,177	-	-	2,370,000	-	3,900	2,811,077
Chief Executive Officer (CEO)	2010	336,890	100,000	-	-	-	6,002	442,892

Jeffry Powell	2011	150,000	-		-	524,994	3,900	678,894
EVP/Sales	2010		148,518	--		-	81,112	235,632
				-
Marc Daniels	2011	170,000	-	-	-	295,272	3,900	469,172
EVP/Licensing	2010	170,000	-	-	-	27,822	6,002	203,824

(1)           Amounts shown (if any) related to restricted stock and stock option awards for 2010 and 2011, respectively, are the aggregate grant date fair value of the stock options and restricted stock awards calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718.

(2)           All other compensation represents amounts paid for health benefits.

Equity incentives granted to our executives to date include both restricted stock awards and stock options. Our executives do not participate in any other nonqualified deferred compensation plans.

We are currently authorized to issue equity awards under our Plans. Awards under our Plans may be in the form of incentive stock options, non-qualified stock options and restricted stock awards (2007 Plan only).

The Company entered into an employment agreement with Alessandro Sodi on June 27, 2011 for a term of three years.  Mr. Sodi's employment agreement provides for an annual base compensation of $510,000 per year which will increase 15% per year during the term.  The agreement also provides for the grant of a stock option of 3,000,000 shares exercisable in six equal installments of 500,000 shares per year, commencing on June 28, 2013 and continuing through June 28, 2018.  The options have been granted.  The agreement contains other provisions normally found in such agreements such as, by way of example, non-competition, confidentiality and inventions clauses.

Outstanding Equity Awards at DECEMBER 31, 2011

The following table shows information concerning stock options and restricted stock awards outstanding held by the named executive officers at December 31, 2011. No stock options of any of the named executive officers were repriced.

		Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Alessandro Sodi		3,000,000	$0.82	6/27/2021
Chief Executive Officer (CEO)	1,600,000	800,000	$0.14	8/18/2019

Jeffry Powell	45,000	-	$0.16	10/8/2019
EVP/Sales

Marc Daniels	25,000	-	$0.16	10/8/2019
EVP/Licensing

The Company had no other equity incentive plan awards or stock awards outstanding as of December 31, 2011 to its named executive officers.

DIRECTOR COMPENSATION

YEAR ENDED DECEMBER 31, 2011

The following table provides each element of compensation paid or granted to each Director, who is not also a named executive officer, for service rendered during the year ended December 31, 2011.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)	All other compensation ($)(2)	Total ($)
Rick Bettle	30,000	-	-	-	30,000
Mark Russell	30,000	-	-	$4,582	34,582
David Liptak	-	-	-	-	-

(1)      The amounts shown represent fees in U.S. dollars. Messrs. Bettle and Russell were paid in NZD.

(2)      Includes payment of legal fees by us for services rendered to Buddle Findlay, of which Mr. Russell is a partner.

In May 2008, the Directors voluntarily agreed to a 50% reduction in the annual Directors' fees (an annual reduction from $60,000 per year per independent Director, to $30,000 per year per independent Director) until the Company's financial condition improved to enable the payment of the higher fee, which reduction was in effect during 2011. The Board has agreed, effective January 1, 2012, to restore the $60,000 annual Director's fee for each independent Director. We do not intend to pay Directors’ fees to the employee Directors or other non-independent Directors in the foreseeable future. The Directors are also entitled to be paid for all reasonable travel, accommodation and other expenses incurred by them in connection with their attendance at board or stockholder meetings, or otherwise in connection with our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides information concerning beneficial ownership of our common stock and Series A Preferred Stock as of March 1, 2012 by:

•	Each person who is known to us to be the beneficial owner of 5% or more of our common stock;

•	Each of our Directors;

•	Each of our named executive officers, Alessandro Sodi, Jeffry Powell and Marc Daniels; and

•	All of our Directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 1, 2012 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock and preferred stock shown as beneficially owned by them. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless otherwise indicated, the principal address of each of the persons below is c/o Diligent Board Member Services, Inc., 39 West 37 St. 8th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares (2)
Officers and Directors

Alessandro Sodi, Director, CEO, President (3)(4)	3,612,188	3.1%
Jeffry Powell, EVP/Sales	55,000	*
Marc Daniels, EVP/Licensing	1,340,337	1.2%
Rick Bettle, Director	50,000	*
Mark Russell, Director(5)	83,457	*
David Liptak, Chairman; Director (6)	27,285,307	23.5%
All directors and named officers as a group (6 persons)	32,426,289	27.9%

5% Security Holders
Spring Street Partners, L.P.(6)	27,285,307	23.5%
Carroll Capital Holdings, LLC (3)(7)	16,617,129	14.3%
Milford Asset Management Limited (8)	8,959,170	7.7%

(1)	Includes (i) stock held in joint tenancy, (ii) stock owned as tenants in common, (iii) stock owned or held by spouse or other members of the nominee's household, and (iv) stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock.

(2)	Percentages are based on 81,817,524 shares of common stock outstanding, 32,667,123 shares of Series A Preferred Stock outstanding and 1,640,000 options to acquire common stock exercisable as of March 1, 2012. The Series A Preferred Stock is convertible at the holder’s option into common stock at any time.

(3)	Services Share Holding, LLC (“SSH LLC”), formerly known as Diligent Board Member Services, LLC, has a principal address of 39 West 37th Street, New York, New York 10018. The direct and indirect members of SSH LLC include the Brian Henry Living Trust, the Kiri Borg Living Trust, the Borg Henry Family Grandchildren’s Trust, Sharon Daniels, S.K. Daniels Holdings, Inc., Carroll Capital Holdings, LLC and Alessandro Sodi. Although no single direct or indirect member of SSH LLC has the power to direct the voting or disposition of the shares held by SSH LLC, the shares held through SSH LLC by such members are included in their totals listed above to the extent of their pecuniary interest therein. All 3,904,286 shares held by SSH LLC are pledged to us to secure its promissory note payable to us. Corcoran Consulting, LLC has pledged an additional 892,500 shares directly to us to secure the note. See “Certain Relationships and Related Transactions.”

(4)	Includes (i) 1,677,742 shares held of record by Alessandro Sodi, (ii) 334,446 shares held through SSH LLC and (iii) 1,600,000 shares subject to options exercisable within 60 days of March 1, 2012.

(5)	Includes (i) 50,000 shares held of record by Mark Russell and (ii) 33,457 shares held of record by Alma Martin Russell.

(6)	Spring Street Partners, L.P.’s principal address is 488 Madison Avenue, 21st Floor, NY, NY 10022. David Liptak is the founder, managing member and a senior member of the Executive Committee of Spring Street Partners, L.P. Spring Street Partners, L.P.’s holdings include (i) 21,777,904 shares of Series A Preferred Stock and (ii) 5,507,403 shares of common stock.

(7)	Carroll Capital Holdings, LLC’s principal address is 94 Long Pond Road, Hewitt, New Jersey 07421. Carroll Capital Holdings, LLC’s holdings include (i) 10,889,219 shares of Series A Preferred Stock, and (ii) 4,767,925 shares of common stock.

(8)	Milford Asset Management Limited's principal address is Level 9, 70 Shortland Street, Auckland 1140, New Zealand.

We are not aware of any arrangements involving our stockholders, the operation of which would result in a change of control.

Securities authorized for issuance under equity compensation plans.

As of December 31, 2011, no shares of common stock are issuable by us upon the exercise of options, warrants and rights under any equity compensation plan, except as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	8,822,001	0.4277	1,441,664

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with promoters and certain control persons

Under Rule 405 promulgated under the Securities Act of 1933, SSH LLC, Brian Henry, Kiri Borg, Sharon Daniels, and Alessandro Sodi may be deemed “promoters” of the Company. Under SEC Regulation S-K, the Company is required to make certain disclosures about persons that are deemed promoters.

SSH LLC is controlled by its majority member, North American Financial Partners, LLC, which is majority owned by Brian Henry, Kiri Borg, Sharon Daniels and Alessandro Sodi. SSH LLC has promissory note payable to us, as further described below under Loan to SSH LLC.

Transactions During Fiscal Years 2010 and 2011

Other than the transactions described under the heading “Executive Compensation” (or with respect to which information is omitted in accordance with SEC regulations), the stock awards described therein and the transactions described below, since January 1, 2010, there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of our total assets as of December 31, 2010 and December 31, 2011, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Legal Services. Buddle Findlay is a law firm that provides legal services to the Company in New Zealand. Mark Russell, a director of the Company, is a partner of the law firm. The Company paid Buddle Findlay approximately $4,582 and $20,000 for the years ended December 31, 2011 and December 31, 2010, respectively.

Loan to SSH LLC (the “Note”). In connection with the contribution of assets relating to Diligent Boardbooks, our predecessor entity, SSH LLC (then known as Diligent Board Member Services, LLC), retained approximately $6.8 million in liabilities incurred during the development of the Diligent Boardbooks business. These liabilities included approximately $3.1 million in loans from third parties to fund the development of the Diligent Boardbooks business, of which $0.5 million were held by promoters. We advanced approximately $6.8 million to or on behalf of SSH LLC, of which approximately $3.7 million was used to satisfy certain liabilities retained by SSH LLC and an additional approximately $3.1 million was used by the holders of SSH LLC liabilities to subscribe for shares of our common stock for $0.75 per share in a private placement conducted on December 10, 2007. The holders who reinvested in the Company were development stage investors in SSH LLC who elected to continue their investment in the future growth of the business by continuing their existing investment in SSH LLC over to an investment in shares of common stock of the Company. The reinvestment was approved by the governing body of SSH LLC and by the Board of Directors of the Company on the basis that it increased the cash available to the Company to fund the Company’s operations by $3.1 million and was fair to the purchasers in the New Zealand offering because it was at the same price per share as shares were sold in the New Zealand offering. Under the terms of the subscription agreements between such holders of SSH LLC liabilities and us, the subscribers directed us to apply the cash that would otherwise have been advanced to SSH LLC under the Note and then paid to such subscribers by SSH LLC to the amount due under the subscription agreements.

Prior to the prepayment and amendment discussed in the following paragraphs, the principal balance of the Note was $7,161,791, which bore interest at 5% per annum, and was scheduled to mature on October 1, 2010. It was originally secured by 25,000,000 shares of the Company’s stock which was pledged as collateral by members of SSH LLC. A portion of the pledged shares were subsequently sold by SSH LLC in order to obtain funds to make the quarterly interest payments. At December 31, 2009, there were 21,678,597 shares securing the Note.

The Prepayment and Amendment Agreement with SSH LLC provided for:

•	The sale in February 2010 by SSH LLC of a block of 4,823,000 shares of the pledged stock to a third party for US$0.24 per share, for a total of US$1,157,011 (after commissions), which would be applied to the interest due for the period from January through May 2010 ($146,581) and prepayment of principal ($1,010,430).
•	The proceeds of this sale were placed in escrow pending stockholder approval of the agreement.
•	The prepayment of an additional US$3,075,676 of principal through the surrender of 11,650,000 pledged shares to the Company at US$0.26 per share.
•	The extension of the maturity date on the Note from October 1, 2010 to October 1, 2012.
•	Effective in June 2010, adjustment of the annual interest rate from 5.0% to 6.5%, payable annually on January 1 of each year, in arrears.

This agreement was subject to the approval of the Company’s stockholders at the annual meeting on June 8, 2010, and was contingent on the receipt of an appraisal attesting to the fairness of the transaction to the stockholders unrelated to SSH LLC. The agreement was approved and the proceeds from the February 2010 sale, which had been placed in escrow, were delivered to the Company on June 8, 2010. After the transaction, the amended Note had a contractual outstanding principal balance of $3,075,685 and was secured by 5,205,597 shares of the Company’s common stock pledged by the members of SSH LLC. In a series of transactions in December 2010 and early January 2011, SSH LLC sold an additional 275,000 shares of the Company’s common stock pledged as collateral for the Note, as permitted under the Note agreement to fund interest payments. In January 2012, SSH LLC transferred to the Company 133,811 shares of the Company's common stock pledged as collateral for the Note to make the interest payment on the Note then due. As a result, the number of shares pledged as collateral for the Note has been reduced to 4,796,786.

At December 31, 2010, a portion of the outstanding loan balance of $3,075,685 was reserved on our balance sheet by a valuation allowance of $1,200,000, resulting in a net receivable balance of $1,875,685. At June 30, 2011, the Company performed an impairment review and declared that the value of the Note was no longer impaired. Therefore, the remaining balance of the valuation allowance of $1,200,000 was reversed and recorded as income. The Note is considered to be collateral dependent, as SSH LLC’s primary means of repayment is through liquidation of the underlying collateral. If we are unable to collect the Note when due or if it is determined to be further impaired in its value, the shortfall would decrease our earnings in the period in which the shortfall is recognized. If we foreclose upon the shares securing the Note, the shares will be treated as treasury shares held by us and would have the effect of decreasing the number of outstanding shares of our common stock by the number of foreclosed shares.

Sale of Series A Preferred Stock. On March 11, 2009, the Company closed a transaction involving the sale of the Company’s Series A Preferred Stock. Ten million shares of Series A Preferred Stock were issued to current stockholder Carroll Capital Holdings, LLC in exchange for $1,000,000. Twenty million shares of Series A Preferred Stock were issued to Spring Street Partners, L.P. in exchange for $2,000,000. David Liptak, the president of the managing partner of Spring Street Partners, L.P., has been a Director since April 2009, and is the Chairman of the Board of Directors as of March 2010. On January 4, 2010, we issued an aggregate of 2,667,123 as a PIK dividend upon the outstanding shares of Series A Preferred Stock in accordance with the terms of such shares. In January 2012, we declared a cash dividend equal to the amount of the accrued preferred dividend on the Series A Preferred Stock for calendar year 2011. Receipt of $239,557, representing the entire cash dividend due to it, was waived by Spring Street Partners, L.P. and treated as a capital contribution toward further growth of the Company.

We have adopted an Audit and Compliance Committee Charter that governs review of related party transactions by our Audit Committee. In addition, we comply with Delaware law with respect to transactions involving potential conflicts. Delaware law requires that all transactions between us and any Director or executive officer are subject to full disclosure and approval of the majority of the disinterested members of our Board of Directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us.

Director Independence

Our common stock is listed on the New Zealand Stock Exchange and the Board applies the standards of that exchange for the purposes of determining the independence of our Directors and committee members. The relevant standards for independence under the NZSX Rules are available at the following web link: http://www.nzx.com/asset/sxdx_lr_1.pdf.

The Board has determined that Rick Bettle and Mark Russell are independent according to the “Independent Director” definition of the NZSX Rules. The Board has determined that, if elected, Joseph Carrabino, Jr. will also qualify as an independent director.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Holtz Rubenstein Reminick LLP, independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2009, December 31, 2010 and December 31, 2011. The Audit Committee and the Board have voted to appoint Holtz, Rubenstein Reminick LLP as the auditor for the fiscal year ending December 31, 2012. The stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board's decision in this regard. A representative of Holtz Rubenstein Reminick LLP is expected to be present by telephone conference at the Annual Meeting. If so present, such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table shows fees billed for audit and other services provided by Holtz Rubenstein Reminick LLP:

	2011	2010
Holtz Rubenstein Reminick LLP
Audit Fees(1)	$130,000	$130,000
Audit Related Fees	-	-
Tax Fees(2)	14,990	13,379
All Other Fees	5,397	5,463
Total Fees	$150,387	$148,842

(1)          Audit Fees represent fees for professional services provided in connection with the audits and the reviews of our consolidated financial statements for the periods ended December 31, 2011; September 30, 2011; June 30, 2011, March 31, 2011; December 31, 2010; September 30, 2010; June 30, 2010; March 31, 2010; and December 31, 2009; including services rendered in connection with statutory or regulatory filings.

(2)          Tax Fees consist of fees billed for professional services for tax advice and tax planning.

The Audit Committee selected Holtz Rubenstein Reminick LLP to serve as the Company's independent accountants after considering Holtz Rubenstein Reminick LLP’s independence and effectiveness. The Audit Committee pre-approves all audit and non-audit services to be performed by Holtz Rubenstein Reminick LLP and the fees and other compensation to be paid to Holtz Rubenstein Reminick LLP by reviewing and approving the overall nature and scope of the audit process, reviewing and approving any requests for non-audit services and receiving and reviewing all reports and recommendations of Holtz Rubenstein Reminick LLP. One hundred percent (100%) of the non-audit services provided by Holtz Rubenstein Reminick LLP were pre-approved by the Audit Committee.

Audit fees for 2012 are expected to be $130,000, plus out of pocket expenses.

Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Board to appoint another independent certified public accounting firm to serve as our independent auditors if the present auditors resign or their engagement otherwise is terminated.

The Board of Directors recommends that you vote for ratification and approval of the selection of Holtz Rubenstein Reminick LLP as the Company’s independent Auditors for the fiscal year ending December 31, 2012 (resolution 5 on the proxy form).

PROPOSAL THREE

ESTABLISHMENT OF A CLASSIFIED BOARD

Under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), our Directors who are elected by the common stockholders are subject to re-election annually, with terms expiring at the annual meeting of stockholders next succeeding their election and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. If all Company Nominees are elected, our Board will consist of five members, four of whom are elected by our common stockholders at the Annual Meeting and one of whom is elected by the holders of our Series A Preferred Stock. Our Series A Preferred Stock is not entitled to vote in the election of the four directors to be elected by our common stockholders.

To further the stability of the Board and long-term corporate objectives and strategies, the Board has unanimously approved, declared advisable and is proposing an amendment to the Certificate to provide for classification of the Board, subject to the special right of the holders of any series of Preferred Stock to elect directors. If Proposal Three is approved, the Company’s Certificate will provide for the Board to be divided into three classes, as nearly equal in number as possible. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of the amended Certificate creating these Director Classes; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of the amended Certificate creating these Director Classes; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of the amended Certificate creating these Director Classes. Each director in each class shall hold office until his or her successor is duly elected and qualified unless he or she leaves the Board earlier. Each Director retiring at the end of his or her three-year term will be eligible for re-election.

See “Proposal One - Election of Directors” for information regarding the Director nominees and the composition of each class of Directors if this proposal is adopted. If this proposed amendment to the Company's Certificate is not approved, the four nominees elected as directors at this meeting will serve one-year terms until the next annual meeting of stockholders in 2013. Each Director retiring at the end of his or her one-year term will be eligible for re-election.

The Board believes that the classified board proposal will assist the Board in protecting the interests of the Company’s stockholders. The classified board proposal is expected to assure continuity and stability in the Board's leadership and policies.

If this proposal is approved, the Restated Certificate filed with the State of Delaware will amend the Certificate by adding the following new Article SIXTH (b):

(b)	"Subject to the special right of the holders of any series of Preferred Stock to elect directors, the Board of Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the effectiveness of the filing of this Certificate of Incorporation creating these classes; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the effectiveness of the filing of this Certificate of Incorporation creating these classes; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the effectiveness of the filing of this Certificate of Incorporation creating these classes. Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, removal, retirement or disqualification. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this Certificate of Incorporation creating these classes, the successors of the class of directors whose term expires at that meeting shall be elected by the stockholders to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, removal, retirement or disqualification. Each Director retiring at the end of his or her three year term will be eligible for re-election. The Board of Directors shall be authorized to assign members thereof in office immediately prior to the filing of this Certificate of Incorporation to such classes at the time the classification becomes effective.”

Proposal Three would affect every election of directors and would not be triggered by the occurrence of a particular event and may make it more difficult for stockholders to change the majority of directors at any one meeting of stockholders.

The Board believes the proposal is in the best interests of the Company and its stockholders in order to help ensure stability and continuity in the management of the Company’s business and affairs. Furthermore, the Board believes that the longer time required to elect a majority of a classified Board may help to discourage a hostile attempt to acquire the Company. In addition, adoption of a classified board will likely encourage a potential purchaser to negotiate directly with the Company. In this regard, the Board believes that stockholders are likely to realize greater long-term value in a transaction negotiated by directors that are not potentially influenced by the threat of a hostile acquisition attempt. The Board also believes that it is in a better position than an individual stockholder of the Company to negotiate effectively on behalf of all stockholders.

The Company is not aware of any specific effort to accumulate the Company’s stock or to obtain control of the Company by means of a solicitation in opposition to management; therefore, this proposed amendment is not raised in response to such an effort. However, in the event such an effort arises, the adoption of this proposal is expected to enhance the ability of management and the Board to engage in negotiations with a potential acquirer, thereby protecting the interests of all stockholders.

The Board of Directors recommends that you vote for approval of the proposed amendment to the Certificate of Incorporation to establish a classified board of directors (resolution 6 on the proxy form).

PROPOSAL FOUR

REDUCING THE PERMITTED SIZE RANGE FOR THE COMPANY’S BOARD OF DIRECTORS

The Company’s Bylaws provide that our Board will consist of between four and eleven members. As discussed above, if all Company Nominees are elected, our Board will consist of five members, four of whom are elected by our common stockholders at the Annual Meeting and one of whom is elected by the holders of our Series A Preferred Stock. Our Series A Preferred Stock is not entitled to vote in the election of the four directors to be elected by our common stockholders.

The Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Company’s Certificate to provide for a permitted size range for the Company’s board of directors of not fewer than four (4) nor greater than seven (7) directors, to authorize the Board along with the stockholders to fix from time to time the number of directors within the range and to authorize the Board to fill vacancies.

The Board believes that a range of four (4) to seven (7) members is more manageable and appropriate for the needs of our business, and that the reduced range furthers Board decisiveness while at the same time continues to assure sufficiently varied expertise and input. Additionally, the Board believes that reducing the permitted size range positions the Board for continued compliance with regulatory requirements, standards of corporate governance and stockholder expectations. Having the flexibility to maintain a Board size that is less unwieldy not only better equips the Board for assuring optimal Board effectiveness, it also serves to enhance the accountability of the Board to the Company’s stockholders.

If this proposal is approved, an amendment to the Company's Certificate of Incorporation will be filed with the State of Delaware amending the Certificate of Incorporation by adding the following new Article SIXTH (c):

(c)	“The number of directors constituting the Board of Directors shall be no fewer than four (4) and not more than seven (7). Subject to the previous sentence, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted from time to time by the Board of Directors or by the stockholders at an annual meeting. Except as otherwise expressly provided herein, vacancies and newly-created directorships shall be filled exclusively by the Board of Directors.”

As evidenced in the above amendment, the Board believes it is most effective to have the Board and management identify, and the Board appoint, an appropriate candidate to fill a director's vacancy, which director will subsequently stand for election by the stockholders at a subsequent annual meeting. Consistent with the above amendment regarding director's vacancies, the next to last sentence in Article Fourth C 3.2 of the Certificate will be amended to read as follows:

“Except as otherwise provided in this Subsection 3.2, a vacancy in the directorship of the Series A Director shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock.”

The Board of Directors recommends that you vote for approval of the proposed amendments to the Certificate of Incorporation reducing the permitted size range for the Company’s Board of Directors, to authorize the Board or the stockholders at an annual meeting to fix from time to time the number of directors within the range and to authorize the Board to fill vacancies (resolution 7 on the proxy form).

Attached as Exhibit B is the proposed Second Amended and Restated Certificate of Incorporation (the "Restated Certificate") marked to show the above amendments. If proposals Three and Four are adopted, a clean version of the attached Restated Certificate will be filed with the Secretary of State of the State of Delaware. If less than all of the proposals are adopted, then a Restated Certificate setting forth the proposals adopted will be filed with the Secretary of State of the State of Delaware.

PROPOSAL FIVE

AMENDMENT OF THE 2010 STOCK OPTION AND INCENTIVE PLAN

We are requesting that our stockholders vote in favor of the proposed amendment (the "Amendment") of our 2010 Stock Option and Incentive Plan (the "2010 Plan"). On December 15, 2011, our Board approved the Amendment of the 2010 Plan described in this proposal, subject to stockholder approval at the Annual Meeting.  If approved by the stockholders, the Amendment will increase, by 2.5 million shares, the number of shares of the Company's common stock available for issuance under the 2010 Plan. If the Amendment is approved, the total number of shares available for issuance will be 7.5 million shares.

Stockholders are being asked to approve the Amendment to permit the 2010 Plan to continue to qualify for favorable tax treatment under U.S. tax laws and for the purposes of other potential tax provisions applicable to stock options, stockholder approval of the Amendment must be obtained.  Please note that the stockholders are only being asked to approve the adoption of the Amendment and are not being asked to approve the issue of any particular stock options at this time.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the Board believes that the Company's ability to grant equity incentive awards to employees is an important factor in its ability to attract, retain and motivate key employees. The Board believes that equity compensation provides a strong incentive for employees to work to grow the business and build stockholder value. We believe we must continue to offer competitive equity compensation in order to attract and motivate our workforce. If the 2010 Plan were to run out of shares available for grant, the Company would not be able to issue additional equity awards. While we could consider increasing cash compensation if we are unable to grant equity incentives, we believe it would be more prudent to conserve our cash resources. In addition, the Board believes that equity-based awards are a more effective compensation vehicle than cash because they align employee and stockholder interests. We believe that an inability to award equity compensation would result in difficulty attracting, retaining and motivating our employees.

A copy of the proposed amendment of the 2010 Plan, adding 2.5 million shares for award under the 2010 Plan, is attached as Exhibit C to this proxy statement.

The following is a summary of the 2010 Plan:

•	The 2010 Plan currently provides for the issuance of up to five million shares of the Corporation’s common stock pursuant to exercise of options issued over the ten year life of the 2010 Plan. If this Proposal Five to amend the 2010 Plan is approved, the 2010 Plan will provide for the possible issuance of up to seven million five hundred thousand shares of the Corporation’s common stock pursuant to exercise of options issued over the ten year life of the 2010 Plan.

•	The 2010 Plan provides for the issuance of two kinds of options, namely, Incentive Stock Options and Non-Qualified Stock Options. Incentive Stock Options confer special US tax advantages on the Company and the optionee. The 2010 Plan specifies that only employees are eligible for Incentive Stock Options and further describes other rights and limitations with respect to these types of options.

•	The 2010 Plan is administered by the Board. The Board’s administrative role, among other things, is to identify potential recipients of options, the number of options to be awarded to each individual and the terms of such awards, including exercise dates and amounts available on each exercise date, and to grant such awards. The Board also ensures that the Corporate Secretary is maintaining accurate records of options awarded and the exercise of options.

•	The Board has the right to modify awards previously granted, including accelerating the exercise date.

•	The Board approves the form of option agreement with the optionee, which governs eligibility and all rights and significant terms to be observed by the optionee to qualify for exercise of the option for the shares.

•	Generally, the 2010 Plan authorizes the Board to perform such acts as it deems necessary to promote the best interests of the Company, which acts are not inconsistent with the 2010 Plan.

•	The Board is authorized to amend the 2010 Plan with certain enumerated exceptions which would require stockholder approval, such as an increase in the aggregate number of shares to be issued under the 2010 Plan.

•	The 2010 Plan specifies that it will continue in existence, unless earlier terminated, for ten years from stockholder approval, which would mean that the 2010 Plan will terminate on June 7, 2020. The 2010 Plan specifies that no options may be awarded after expiration of the 2010 Plan.

•	The 2010 Plan specifies that the exercise price of each option shall be not less than 100% of the Fair Market Value of the common stock subject to the option on the date the option is granted. Fair Market Value is defined under the 2010 Plan document as the last sale price of the common stock before the option is granted or the first sale price after grant of the option or the closing price of the common stock on the day before the grant of the option.

•	The 2010 Plan specifies when options are no longer exercisable by employees whose employment with the Company has terminated and when and how options may be exercised upon the death or disability of the optionee.

•	The 2010 Plan became effective on May 6, 2010, the date of its approval by the stockholders. This Amendment will be effective as of the date of its approval by the stockholders.

As of January 1, 2012, we had equity incentive compensation awards outstanding and shares remaining available for grant under our 2010 Plan, as described above under "Securities Authorized for Issuance under Equity Compensation Plans", and will have additional shares available for grant under our 2010 Plan upon approval of the amendment. However, we have no current plans to issue any awards under the 2010 Plan at this time.

The Board of Directors recommends that you vote for approval of the proposed amendment to the 2010 Stock Option and Incentive Plan increasing the number of shares available for issuance thereunder by 2.5 million to a total of 7.5 million shares (resolution 8 on the proxy form).

OTHER BUSINESS AT THE MEETING

A proxy confers discretionary authority with respect to the voting of shares represented by the proxy regarding any other business that properly may come before the meeting as to which the Company did not have notice prior to the date this proxy statement was printed.  The Board is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this proxy statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board will vote on such matters in their discretion in accordance with their best judgment.

ANNUAL REPORT

Each stockholder will soon receive the Company's 2011 Annual Report including financial statements for the year ended December 31, 2011. Upon written request to the Corporate Secretary of the Company at 39 West 37th Street, 8th Floor, New York, NY 10018, by any stockholder whose proxy is solicited hereby, the Company will furnish a copy of its 2011 annual report on Form 10-K, together with financial statements and schedules thereto, without charge to the requesting stockholder. The Form 10-K may also be obtained through the Internet at www.boardbooks.com.

COMMUNICATIONS FROM STOCKHOLDERS

Although the Company does not have a formal policy concerning stockholders communicating with the Board or individual Directors, stockholders may send communications to the Board at the Company’s business address at 39 West 37th St., 8th Floor, New York, New York 10018, attention Office of the Secretary.

Upon receipt of a communication for the Board or an individual Director, the Secretary will promptly forward any such communication to all the members of the Board or the individual Director, as appropriate. If a communication to an individual Director deals with a matter regarding the Company, the Secretary or appropriate officer will forward the communication to the entire Board, as well as the individual Director.

Although neither the Board nor a specific Director is required to respond to a stockholder communication, responses will generally be provided, subject to the following procedures and limitations. To avoid selective disclosure, the Board or the individual Directors may respond to a stockholder's communication only if the communication involves information which is not material or which is already public, in which case the Board, as a whole, or the individual director may respond, if at all:

•	directly, following consultation with the office of the Secretary or other advisors, as the Board determines appropriate;

•	indirectly through the office of the Secretary or other designated officer, following consultation with the Secretary or other advisors, as the Board determines appropriate;

•	directly, without additional consultation; indirectly through the office of the Secretary or other designated officer, without additional consultation; or

•	pursuant to such other means as the Board determines appropriate from time to time.

If the communication involves material non-public information, the Board or individual Director will not provide a response to the stockholder. The Company may, however, publicly provide information responsive to such communication if (following consultation with the office of the Secretary or other advisors, as the Board determines appropriate) the Board determines disclosure is appropriate. In such case, the responsive information will be provided in compliance with Regulation FD and other applicable laws and regulations.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2013 annual meeting of stockholders, you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, stockholder proposals (other than nominees for directors) must be received at the Company’s principal executive office, at the following address: 39 West 37th St., 8th Floor, New York, New York 10018, Attention: Secretary, no later than November 15, 2012.

Additionally, in accordance with Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2013 annual meeting of stockholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for that meeting, the Company must receive the proposal by January 29, 2013 for it to be considered timely received. If notice of a stockholder proposal is not timely received, the individuals appointed as proxy holders will be authorized to exercise discretionary authority with respect to the proposal.

FORWARD LOOKING STATEMENTS

Forward looking statements are those statements that describe management's beliefs and expectations about the future. We have identified forward looking statements by using words such as "anticipate," "believe," "could," "estimate," "may," "expect," and "intend." Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in this proxy statement and other documents filed by us with the Securities and Exchange Commission. Therefore, these types of statements may prove to be incorrect.

We have not authorized anyone to give any information or make any representation about the two proposals or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely upon it.

By Order of the Board of Directors,

Alessandro Sodi
President and Chief Executive Officer

New York, New York

March 15, 2012

Exhibit A

Biography of Joseph Carrabino, Jr.

Joseph Carrabino, Jr . (50) joined AEA Investors in 2004 and leads the firm’s private debt investment activities, which are focused primarily on making investments in senior secured loans, mezzanine debt and equity co-investments in middle market companies.  Current funds dedicated to AEA’s private debt activities include AEA Mezzanine Funds I and II and AEA Middle Market Debt Funds I and II, totaling $1.7 billion of capital under management.

From 1999-2003, Mr. Carrabino was a partner at private equity firm J. H. Whitney & Co.  His responsibilities included serving as co-head of the mezzanine debt and structured products groups and a member of their credit and investment committees.  Mr. Carrabino also spent considerable time on J. H. Whitney’s private equity activities.

From 1987-1999, Mr. Carrabino worked in the Investment Banking Department of  Credit Suisse First Boston, attaining the position of Managing Director.   His areas of focus included leveraged finance and private equity sponsor coverage, high yield finance, and corporate restructurings and reorganizations.

Mr. Carrabino is currently a member of the Board of Directors of Ramsey Industries LLC and has served on other boards in his various capacities at AEA and J. H. Whitney.

Mr. Carrabino is a graduate of Harvard College, with an A.B. in economics. Based on the Board's knowledge of Mr. Carrabino and his holdings, the Board believes Mr. Carrabino would qualify as an independent director, if elected.

A-1

Exhibit B

Second Amended and Restated Certificate of Incorporation

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DILIGENT BOARD MEMBER SERVICES, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Diligent Board Member Services, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware GCL”),

DOES HEREBY CERTIFY:

1.             That the name of this corporation is Diligent Board Member Services, Inc., and that this corporation was originally incorporated pursuant to the Delaware GCL on September 27, 2007 under the name Diligent Board Member Services, Inc.

2.             That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

First: The name of this corporation is Diligent Board Member Services, Inc. (the “Corporation”)

Second: The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

Third: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the Delaware GCL.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Two Hundred Fifty Million (250,000,000) shares of Common Stock, US$0.001 par value per share (“Common Stock”), and (ii) Fifty Million (50,000,000) shares of Preferred Stock, US$0.001 par value per share (“Preferred Stock”).

B-1

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1.             General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board of Directors with respect to any series of Preferred Stock as authorized herein.

2.             Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the Delaware GCL. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware GCL.

B.	PREFERRED STOCK

1.             Issuance and Reissuance.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.

2.             Blank Check Preferred Stock.

Subject to any vote expressly required by the Certificate of Incorporation, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Delaware GCL. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

B-2

C.	SERIES A PREFERRED STOCK

Fifty Million (50,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.

1.             Dividends.

1.1             The holders of shares of Series A Preferred Stock shall be entitled to receive such dividend or other distributions out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock at the rate of 11.0% per annum (as adjusted for any stock splits, stock dividends, recapitalizations or the like) on the sum of the Series A Original Issue Price (as defined below), plus (y) all accumulated and unpaid dividends thereon. Such dividends (sometimes referred to herein as “Accruing Dividends”) shall be payable annually on a pro rata basis based on the number of shares of Series A Preferred Stock held by such holder in relation to all outstanding shares of Series A Preferred Stock (and without taking into consideration any accrued dividends on such shares of Series A Preferred Stock), on the first business day of each calendar year in respect of the prior calendar year, and shall be paid, in the discretion of the Corporation, either (i) in cash, or (ii) in additional shares of Series A Preferred Stock determined at the price per share of the Series A Original Issue Price (such shares of Series A Preferred Stock issued as dividends, the “PIK Shares”). Such dividends shall accrue on each share from and including the date of issuance, and shall accrue from day to day, whether or not earned or declared through and including the consummation of a liquidation, dissolution or winding up of the corporation, either voluntary or involuntary. If such dividends on Series A Preferred Stock in respect of any previous or current annual dividend period shall not have been paid, no dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Cumulative dividends with respect to a share of Series A Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor; any partial payment will be made pro rata based on the amount of cumulative dividends payable to each holder of Series A Preferred Stock. The “Series A Original Issue Price” shall mean US$0.10 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

B-3

1.2             In the event the Corporation shall declare a dividend or other distribution on the Common Stock, whether payable in securities of the corporation or any other persons, evidences of indebtedness issued by the corporation or any other persons, assets (including cash) or options or rights to purchase any assets, securities or evidences of indebtedness, or otherwise, then, in each such case the holders of the Preferred Stock shall be entitled to be paid all Accruing Dividends (except in the event of a non-cash dividend, in which case Accruing Dividends would not have to be paid as required by this Subsection 1.2) plus a proportionate share of any such distribution as though the holders of such Preferred Stock were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to received such dividend or other distribution (and if no such record date shall be fixed, then on such other date of determination of the holders of Common Stock of the corporation entitled to receive such dividend or other distribution).

2.             Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1             Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (on a pari passu basis with the holders of any series of Preferred Stock ranking on liquidation on a parity with the Series A Preferred Stock), and before any payment shall be made to the holders of Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to 1.5 times the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and any other series of Preferred Stock ranking on liquidation on a parity with the Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series A Preferred Stock and any other series of Preferred Stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2             Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock and any other series of Preferred Stock of the Corporation ranking on liquidation senior to the Common Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock, any other series of Preferred Stock entitled pursuant to the terms of the Certificate of Incorporation to participate with the Common Stock in the distribution of such remaining assets and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

B-4

2.3           Deemed Liquidation Events.

2.3.1       Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least fifteen (15) days prior to the effective date of any such event:

(a)           a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)          the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of greater than seventy percent (70%) of the consolidated assets of the Corporation and its subsidiaries taken as a whole (including, without limitation, the Boardbooks technology), or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if greater than seventy percent (70%) of the consolidated assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2        Effecting a Deemed Liquidation Event.

(a)          The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

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(b)          In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the Delaware GCL within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, and (ii) if the holders of a majority of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation in connection with such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on not later than the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock and of any other series of Preferred Stock ranking on redemption on parity with the Series A Preferred Stock that is required to then be redeemed, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock and any such other series of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 6.2 through 6.3 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Subsection 2.3.2(b). Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3        Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Subsection 2.3.3 or Subsection 1.2 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(a)          For securities not subject to investment letters or other similar restrictions on free marketability,

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(i)	if traded on a securities exchange (including the New Zealand Stock Exchange) or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three (3) days prior to the closing of such transaction and, if such price is not denominated in U.S. dollars, converted into U.S. dollars at the closing interbank exchange rate on the last day of such 30-day period as reported on www.oanda.com;

(ii)	if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such transaction; or

(iii)	if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(b)           The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

2.3.4        Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.             Voting.

3.1         General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) other than the general election of directors, each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

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3.2           Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the holders of shares of Series A Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by the directors or the stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in the directorship of the Series A Director shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock. The rights of the holders of the Series A Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series A Original Issue Date (as defined below) on which there are issued and outstanding less than Fifteen Million (15,000,000) shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock).

3.3           Corporate Opportunities of Certain Investors. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) the Series A Director, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

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3.4           Series A Preferred Stock Protective Provisions. At any time when at least Fifteen Million (15,000,000) shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)           liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b)           (i) amend, alter or repeal any provision of the Certificate of Incorporation, or (ii) take such action with respect to the bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock (except changes to the bylaws required by the listing rules of the New Zealand Stock Exchange, which such changes shall not trigger the right provided herein); provided, that any such amendment, alteration or repeal under clause (i) or (ii) shall require the written consent or affirmative vote of the holders of at least 81% of the then outstanding shares of Series A Preferred Stock;

(c)           create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights, or, subject to Subsection 3.4(b) immediately above, increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights;

(d)           purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at an amount no more than the greater of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of the Series A Director;

(e)           create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, other than equipment leases, accounts payable, insurance premium financing, bank loans and lines of credit and other similar corporate financings available from commercial and banking sources;

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(f)           create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(g)           increase the authorized number of directors constituting the Board of Directors to more than seven (7) persons;

(h)           increase the aggregate number of shares available under the Corporation’s common stock plan, its restricted stock plan, or any other plan involving the issuance of the Corporation’s equity securities to its employees, agents or directors to more than 14.5 million shares under all such plans, or issue the Corporation’s securities outside of such plan in exchange for services in excess of an aggregate of 1 million shares in any given twelve month period;

(i)           forgive, modify the terms of, value the stock held in escrow as security for, or otherwise amend, waive or delay the enforcement of the obligations owed by Services Share Holdings, LLC (f/k/a Diligent Board Member Services, LLC) pursuant to the Promissory Note and Security Agreement dated October 1, 2007 and related obligations it has issued to the Corporation (the “LLC Note”); provided, that the Corporation’s Board of Directors may, without the consent of the Series A Preferred Stock, approve a complete prepayment of the LLC Note at a discount so long as any prepayment discount rate is approved by a majority of the directors who do not have a direct financial interest in the LLC Note; or

(j)           enter into any transaction with an affiliate in excess of US$250,000 per year.

4.           Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert.

4.1.1           Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to US$0.10. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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4.1.2           Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

4.2           Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3           Mechanics of Conversion.

4.3.1           Notice of Conversion. In order for a holder of Series A Preferred Stock voluntarily to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall, if such shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), as well as (irrespective of whether such shares are certificated) with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any Accruing Dividends as well as declared but unpaid dividends on the shares of Series A Preferred Stock converted.

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4.3.2           Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

4.3.3           Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any Accruing Dividends as well as dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4           No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5           Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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4.4           Adjustments to Series A Conversion Price for Diluting Issues.

4.4.1        Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)           “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)           “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c)           “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a written plan or agreement approved by the Board of Directors of the Corporation; or

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

4.4.2        No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

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4.4.3        Deemed Issue of Additional Shares of Common Stock.

(a)           If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. Notwithstanding the foregoing, if such record date shall have been fixed and such Options or Convertible Securities are not issued (or are only issued in part), the number of Additional Shares of Common Stock deemed issued as of the fixing of the record date shall be adjusted to account only for the Additional Shares of Common Stock represented by the Options or Convertible Securities actually issued.

(b)           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 or which has been made subject to the adjustment provisions by clause (c) of this Subsection 4.4.3, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

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(c)           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)           Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)           If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4           Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

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CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)           “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b)           “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)           “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)           “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)           “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5        Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)           Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable to the Corporation for accrued interest in connection with any deferred or financed payment obligation for the Additional Shares;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

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(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6           Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

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4.5           Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6           Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7           Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

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4.8           Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.9           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

4.10           Notice of Record Date. In the event:

(a)           the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

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(b)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

5.           Mandatory Conversion.

5.1           Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public in the United States in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least US$40,000,000 of gross proceeds to the Corporation and the listing of the Corporation’s Common Stock (an “IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, provided that the holders of Series A Preferred Stock being converted to shares of Common Stock have an opportunity to participate on a pro rata basis in any investment or sale transaction that directly provided the impetus for the mandatory conversion described in this clause (b) (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

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5.2           Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares if such shares have been certificated (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any Accruing Dividends as well as declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6.            Redemption.

6.1           Redemption.

6.1.1           Put Right of Holder. Shares of Series A Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series A Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Redemption Price”), in four quarterly installments commencing sixty (60) days after receipt by the Corporation at any time on or after March 11, 2014, from any holder of the then outstanding shares of Series A Preferred Stock, of written notice (a “Redemption Request”) requesting redemption of some or all of such holder’s shares of Series A Preferred Stock (the date of each such installment being referred to as a “Redemption Date”). On each Redemption Date, the Corporation shall redeem twenty-five percent (25%) of the number of outstanding shares of Series A Preferred Stock for which the holder in question has requested redemption in its Redemption Request. If the Corporation does not have sufficient funds legally available to redeem all shares of Series A Preferred Stock to be redeemed on any given Redemption Date, the Corporation shall redeem out of funds legally available therefor on a pro rata basis a portion of the shares of Series A Preferred Stock held by each holder who, at such time, has submitted a Redemption Request to the Corporation that has not been fulfilled in its entirety, with the pro rata calculation based upon the respective amounts of Series A Preferred Stock held by each holder awaiting a redemption of shares; thereafter, the Corporation shall redeem the remaining shares to have been redeemed (on the same pro rata basis) as soon as practicable after it has funds legally available therefor.

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6.1.2        Right to Redeem PIK Shares.

(a)           Right to Redeem in Connection with Certain Conversions.  If, at any time on or after March 11, 2014, the holder of any PIK Shares seeks to exercise its optional conversion rights pursuant to Section 4 or is required to convert its shares of Series A Preferred Stock pursuant to clause (b) of Subsection 5.1, the Corporation may, at its option, redeem certain of such holder’s PIK Shares out of funds lawfully available therefor. The price at which the Corporation makes any such redemption shall be equal to the Series A Original Issue Price per share, plus any Accruing Dividends as well as any declared but unpaid dividends thereon. To effect such a redemption, the Corporation must have, as of the date of redemption, sufficient funds legally available to redeem that number of the PIK Shares it proposes to redeem.

(b)           Mechanics in Optional Conversion.  Upon receipt by the Corporation of a notice from the holder of Series A Preferred Stock, in accordance with Subsection 4.3.1, that such holder elects to convert some or all of such holder’s shares of Series A Preferred Stock to Common Stock (and, in the event of a proposed conversion of some but not all of such holder’s shares, the number of PIK Shares included in the block of shares to be converted), the Corporation shall, within ten (10) days indicate in writing to the holder whether it intends to exercise its right to redeem any of the PIK Shares being converted and how many of such PIK Shares it intends to redeem. The Corporation shall promptly and in connection with the conversion of those shares of Series A Preferred Stock described in the holder’s notice of conversion, redeem the PIK Shares described in the Corporation’s notice of redemption and make payment to the holder therefor in immediately available funds.

(c)           Mechanics in Mandatory Conversion.  In connection with a mandatory conversion pursuant to clause (b) of Subsection 5.1, the Corporation may at its option redeem all, but not less than all, of issued and outstanding PIK Shares.  If the Corporation intends to redeem the PIK Shares, it shall, not less than ten (10) days prior to the Mandatory Conversion Time (or, if such advance notice is not possible, as soon as reasonably practicable) indicate in writing to each holder of PIK Shares whether it intends to exercise its right to redeem the PIK Shares.  If the Corporation exercises its rights to redeem the PIK Shares, it shall promptly and in connection with the conversion of all Series A Preferred Stock redeem the PIK Shares and make payment to the holders thereof in immediately available funds.

6.2           Surrender of Certificates. To reflect a redemption pursuant to this Section 6, on or before the applicable Redemption Date or time of redemption, each holder of shares of Series A Preferred Stock to be redeemed on such date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated by the Corporation, and thereupon the price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof or, if such shares are not certificated, on the books and records of the Corporation. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

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6.3           Rights Subsequent to Redemption. If notice of the redemption shall have been duly given, and if on the applicable date of redemption the price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such date and all rights with respect to such shares shall forthwith after the date terminate, except only the right of the holders to receive payment without interest upon surrender of their certificate or certificates therefor.

7.           Rights to Future Stock Issuances. Subject to the terms and conditions of this Section 7 and applicable securities laws, if the Corporation proposes to offer or sell any New Securities, the Corporation shall first offer such New Securities to each holder of Series A Preferred Stock. Such holder shall be entitled to apportion its share of the right of first offer hereby granted to it among itself and its affiliates in such proportions as it deems appropriate. For the purpose of this Section 7, “New Securities” means, collectively, equity securities of the Corporation, as well as rights, options or warrants to purchase such equity securities, or securities or any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

7.1           The Corporation shall give notice (the “Offer Notice”) to each holder of Series A Preferred Stock, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

7.2           By notification to the Corporation within twenty (20) days after the Offer Notice is given, each holder of Series A Preferred Stock may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issuable upon conversion of the Series A Preferred Stock then held by such holder of Series A Preferred Stock bears to the total Common Stock of the Corporation then outstanding (assuming full conversion and/or exercise, as applicable, of all Series A Preferred Stock). The closing of any sale pursuant to this Section 7.2 shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 7.3.

7.3           If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 7.2, the Corporation may, during the ninety (90) day period following the expiration of the periods provided in Section 7.2, offer and sell the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Corporation does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the holders of Series A Preferred Stock in accordance with this Section 7.

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7.4           The right of first offer in this Section 7 shall not be applicable to (i) Exempted Securities and (ii) shares of Common Stock issued in the IPO.

7.5           Notwithstanding any provision hereof to the contrary, in lieu of complying with the above provisions of this Section 7, the Corporation may elect to give notice to the holders of Series A Preferred Stock within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each holder of Series A Preferred Stock shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such holder, maintain such holder’s percentage-ownership position, calculated as set forth in Section 7.2, before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date such notice is given to the holders of Series A Preferred Stock.

7.6           Termination. The covenants set forth in Section 7 shall terminate and be of no further force or effect immediately before the consummation of an IPO.

8.           Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

9.           Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least sixty percent (60%) of the shares of Series A Preferred Stock then outstanding.

10.           Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Delaware GCL, and shall be deemed sent upon such mailing or electronic transmission.

11.           Transactions in Series A Preferred Stock. In any transfer, conversion, redemption or other transaction involving some, but not all, of a holder’s shares of Series A Preferred Stock, such holder shall be entitled to designate in such transaction which shares of the holder’s Series A Preferred Stock (e.g., some or all of the holder’s PIK Shares, if any, and, to the extent the Holder acquired shares of Series A Preferred Stock on different dates, which block or blocks of purchased shares) are involved. The Corporation shall, by certificating such shares of Series A Preferred Stock or otherwise, keep records that allow it to differentiate among a Holder’s shares of Series A Preferred Stock for purposes of this Section 11.

Fifth: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

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Sixth:

a.             Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

b.             Subject to the special right of the holders of any series of Preferred Stock to elect directors, the Board of Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the effectiveness of the filing of this Certificate of Incorporation creating these classes; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the effectiveness of the filing of this Certificate of Incorporation creating these classes; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the effectiveness of the filing of this Certificate of Incorporation creating these classes. Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, removal, retirement or disqualification. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this Certificate of Incorporation creating these classes, the successors of the class of directors whose term expires at that meeting shall be elected by the stockholders to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, removal, retirement or disqualification. Each director retiring at the end of his or her three year term will be eligible for re-election. The Board of Directors shall be authorized to assign members thereof in office immediately prior to the filing of this Certificate of Incorporation to such classes at the time the classification becomes effective.

c.             The number of directors constituting the Board of Directors shall be no fewer than four (4) and not more than seven (7). Subject to the previous sentence, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted from time to time by the Board of Directors or by the stockholders at an annual meeting. Except as otherwise expressly provided herein, vacancies and newly-created directorships shall be filled exclusively by the Board of Directors.

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Seventh: To the fullest extent permitted by the Delaware GCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware GCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware GCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware GCL and this Article Seventh. The Corporation may, to the fullest extent permitted by the Delaware GCL, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware GCL, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the Delaware GCL, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware GCL, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the Corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

Eighth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the terms hereof, and all rights conferred on stockholders herein are granted subject to this reservation.

Ninth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

*    *    *

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3.             That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the Delaware GCL.

4.             That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the Delaware GCL.

IN WITNESS WHEREOF , this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this [_____] day of [_________], 2012.

By:
Alessandro Sodi, President

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Exhibit C

Amendment to 2010 Plan

AMENDMENT

TO THE
DILIGENT BOARD MEMBER SERVICES, INC.
2010 STOCK OPTION AND INCENTIVE PLAN

WHEREAS, Diligent Board Member Services, Inc. (the "Company") has previously established the Diligent Board Member Services, Inc. 2010 Stock Option and Incentive Plan (the "Plan"), which was adopted by the Company's Board of Directors (the "Board") on April 22, 2010, and was adopted by the Company's Shareholders (the "Shareholders") on June 8, 2010; and

WHEREAS, pursuant to Subsection A of Article XII of the Plan, the Plan may be amended by the Board in order to increase the number of shares reserved for Awards under the Plan, provided, that the Shareholders approve such amendment within twelve (12) months before or after the Board's adoption of such amendment; and

WHEREAS, effective as of December 15, 2011, the Board has approved an increase in the number of shares reserved for Awards under the Plan, and such increase was approved by the Shareholders on April 17, 2012.

NOW, THEREFORE, BE IT RESOLVED, pursuant to the authority granted to the officer(s) of the Company by the Board, the Plan is hereby amended, effective as of April 17, 2012, as follows

The first sentence of Subsection A of Article IV of the Plan shall be amended so as to now read as follows:

Subject to the provisions of Article XI relating to adjustments upon changes in stock, the amount of stock that may be issued pursuant to Awards shall not exceed in the aggregate seven and one-half million (7,500,000) shares of the Company’s Common Stock.

IN WITNESS WHEREOF, Diligent Board Member Services, Inc. has caused this Amendment to be executed as of this 17th day of April, 2012.

DILIGENT BOARD MEMBER SERVICES, INC.

BY:

NAME:	Alessandro Sodi

TITLE:	CEO & President

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ANNUAL MEETING OF STOCKHOLDERS PROXY FORM / ADMISSION CARD

The Annual Meeting of Stockholders of Diligent Board Member Services, Inc. will be held at the Pullman Hotel, Corner of Princes and Waterloo Quadrant, Auckland, New Zealand, at 11.00 am on 17 April 2012 (New Zealand time).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FORM / ADMISSION CARD If you propose to ATTEND the annual meeting, please bring this Proxy Form / Admission Card intact to the annual meeting as the barcode is required for registration at the meeting.

PROXY FORM (FOR USE IF YOU ARE UNABLE TO ATTEND THE MEETING)

If you DO NOT propose to ATTEND the annual meeting please complete and sign the Proxy Form and Voting Instructions below (keep intact), and lodge it, to be received by Diligent Board Member Services, Inc.’s (the Company) share registry, Link Market Services, no later than 11:00 am on 13 April 2012 (New Zealand time) for holders residing in New Zealand and countries other than the USA. Holders residing in the USA need to lodge their proxies by no later than 4:00 pm on 12 April 2012 U.S. Eastern time. Proxies need to be lodged as per the instructions on the reverse of this form.

You can also appoint your proxy and vote on the resolutions below online, as per the instructions on the reverse of this proxy form. The “Chairperson of the Meeting” is willing to act as proxy for any shareholder who wishes to appoint him for that purpose. To do so, please check the box with tick. If you would care to appoint another person, please insert their name and address in the boxes below. I/We being a shareholder(s) of Diligent Board Member Services, Inc.

Hereby appoint	The Chairperson of the Meeting		(Tick)

Or		of
	(full name of proxy)		(full address)

as my/our proxy to vote for me/us on my/our behalf at the Annual meeting of the Company to be held on 11.00 am on 17 April 2012 and at any adjournment of that meeting.

VOTING INSTRUCTIONS

Election of Directors:

Four nominees have been proposed for election to the four available Board seats for the Company. Three of these nominees (existing directors) have been nominated by our Board of Directors on behalf of the Company, and one has been nominated by one of our stockholders with the support and recommendation of the Board of Directors. Please mark this proxy form for the election of up to four nominees for director by ticking the “For” box in the appropriate resolution for each nominee. For any nominee you do not choose to vote for election as a director, please tick the “Vote Withheld” box in the appropriate resolution for such individual.

This form is to be used to vote as follows on the following resolutions:		Tick ( ✓) in box to vote
Resolutions:		For	Vote Withheld	Discretion
Nominees for Director
1.	To elect Alessandro Sodi to the Board of Directors.	☐	☐	☐
2.	To elect Rick Bettle to the Board of Directors.	☐	☐	☐
3.	To elect Mark Russell to the Board of Directors.	☐	☐	☐
4.	To elect Joseph Carrabino, Jr. to the Board of Directors	☐	☐	☐

Other Business		For	Against	Abstain	Discretion
5.	To ratify Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending 31 December 2012	☐	☐	☐	☐
6.	To amend the Company's Certificate of Incorporation to classify the Company's Board of Directors into three classes with staggered terms	☐	☐	☐	☐
7.	To amend the Company's Certificate of Incorporation to provide for a permitted size range for the Company's Board of Directors of not fewer than four nor greater than seven directors, to authorize the Board of Directors or the Stockholders at an annual meeting to establish the number of directors within the range by resolutions and to authorize the Board of Directors to fill vacancies	☐	☐	☐	☐

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8.	To approve an amendment to the Company's 2010 Stock Option and Incentive Plan to increase the number of shares of the Company's stock that is available for issuance pursuant to awards granted under the 2010 Plan.	☐	☐	☐	☐

And to vote on any resolutions to amend any of the resolutions, on any resolution so amended, and on any other resolution proposed at the meeting (or any adjournment thereof). Unless otherwise instructed as above, the proxy will vote “FOR” each resolution. The proxy is appointed only in respect of the above meeting or any adjournment thereof.

FOR YOUR PROXY FORM TO BE VALID YOU MUST SIGN THE REVERSE OF YOUR PROXY FORM

Signature / s

All stockholders must sign

Date:	Daytime contact number Please provide a mobile number if you have one:

NOTES:

1.	Only holders who were registered as holders in Diligent Board Member Services Inc. on the record date of 6 March 2012, are entitled to attend and vote at the Annual Meeting.

2.	A stockholder entitled to attend and vote is entitled to appoint a proxy or, in the case of a corporate stockholder, a representative to attend and vote instead of him/her and that proxy or representative need not also be a stockholder.

3.	This Proxy Form must be signed by the stockholder or his/her/its attorney duly authorised in writing. In the case of a joint stockholding, this Proxy Form must be signed by each of the joint stockholders (or their duly authorised attorney). In the case of a corporate stockholder, this Proxy Form must be signed by a director or a duly authorised officer acting under the express or implied authority of the stockholder, or an attorney duly authorised by the stockholder.

4.	This Proxy Form and the power of attorney or other authority, if any, under which it is signed, or a copy of that power or authority certified by a Solicitor, Justice of the Peace or Notary Public must be lodged to be received at the office of Link Market Services Limited, in any manner as per the instructions below, not later than 11:00 am on 13 April 2012 New Zealand Time. To enable holders residing in the USA to lodge their proxies on time, USA holders must lodge their proxies with Link Market Services by no later than 1:00 pm 12 April 2012 U.S. Eastern time.

5.	If you return this form without directing the proxy how to vote on any particular matter, the proxy may vote for the proposals and any other matter properly raised during the meeting.

6.	If you have any questions regarding your voting please call the Link Market Services helpline on: +64 9 375 5998 between 8.30am and 5.00pm (New Zealand time).

PLEASE RETURN YOUR COMPLETED PROXY FORM TO LINK MARKET SERVICES LIMITED, IN ONE OF THE FOLLOWING WAYS:

Online vote:	Appoint your proxy and vote online please go the Link Investor Centre website: investorcentre.linkmarketservices.co.nz/voting/DIL.aspx and follow the instructions. You will be required to enter your holder number and FIN to vote online. Holders are encouraged to use this cost effective and environmentally friendly option.

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Deliver:	Link Market Services Limited, Level 16, Brookfields House, 19 Victoria Street, Auckland.

Fax:	+64 9 375 5990

Scan & email :	Lmsenquiries@linkmarketservices.com (please put the words “Diligent Proxy Form” in the subject line for easy identification).

Mail:	New Zealand:

If mailing Proxy Form from within New Zealand, please use the reply-paid envelope provided.

Outside New Zealand (excluding USA):

If mailing Proxy Form from outside New Zealand (excluding the USA), place in an envelope, address to Link Market Services Limited, PO Box 91976, Victoria Street West, Auckland, 1142, New Zealand, and affix the necessary postage from the country of mailing.

USA:	If mailing your Proxy Form from within the USA, please place in an envelope, affix the necessary postage and mail to:
Diligent Board Member Services Inc., 39 West 37th Street 8th Floor, New York, NY 10018. Attention: Corporate Secretary

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